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                                                                     EXHIBIT 1.3

                                    CONSENT

     We hereby consent to the use of our opinion dated July 16, 1999 (and to all references to our Firm) included in or made a part of this Registration Statement.

                                        /s/ EDWARDS & ANGELL, LLP
                                        ------------------------------------
                                            Edwards & Angell, LLP

New York, New York
July 9, 1999